Exhibit 21

List of Subsidiaries

Entity Name	Jurisdiction of Incorporation or Organization

Subsidiaries of Hilton Grand Vacations Borrower LLC

Hilton Grand Vacations Borrower Inc.	Delaware
Hilton Resorts Corporation	Delaware
Hilton Grand Vacations Italy S.r.L	Italy
Hilton Grand Vacations UK Limited	United Kingdom
Hilton Grand Vacations UK Holding Limited	United Kingdom
Hilton Grand Vacations Barbados Limited	United Kingdom
Hilton Resorts Marketing Corp.	Delaware
Hilton Grand Vacations Company, LLC	Delaware
Hilton Grand Vacations Club, LLC	Delaware
Hilton Grand Vacations Management, LLC	Nevada
Grand Vacations Services LLC	Delaware
HRC Islander, LLC	Delaware
Hilton Grand Vacations Japan, LLC	Japan
Hilton Resorts Marketing Korea, LLC	Korea
Hilton Travel, LLC	Delaware
Grand Vacations Title, LLC	Delaware
HGV Depositor, LLC	Delaware
Hilton Grand Vacations Financing, LLC	Delaware
Grand Vacations Realty, LLC	Delaware
WBW CHP, LLC	Hawaii
Hilton Kingsland I, LLC	Delaware
Hilton Grand Vacations Trust 2013-A	Delaware
Hilton Grand Vacations Trust 2014-A	Delaware
Hilton Grand Vacations Trust I, LLC	Delaware
Hilton Grand Vacations Trust 2017-A	Delaware
48th Street Holding, LLC	Delaware
Hilton Grand Vacations Japan Management, LLC	Japan

Subsidiaries of Hilton Grand Vacations Borrower Inc.

None